SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2004

The Robert Mondavi Corporation

(Exact Name of Registrant
as Specified in Charter)

California

(State or Other Jurisdiction of Incorporation)

33-61516 (Commission File Number)	94-2765451 (IRS Employer Identification No.)

841 Latour Court Napa, California (Address of Principal Executive Offices)	94558 (Zip Code)

Registrant’s telephone number, including area code: (707) 226-1395

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☒  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

     Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
     Appointment of Principal Officers.

     On October 1, 2004, the Nominating and Governance Committee of the Board of Directors of The Robert Mondavi Corporation (the “Company”) sent a letter to Mr. R. Michael Mondavi to request Mr. Mondavi’s resignation as a director as a result of the quotations and the information attributed to Mr. Mondavi in the press. The letter stated that Mr. Mondavi’s statements violated confidentiality of board discussions and undermined the board’s efforts to conduct a fair process for the disposition of Company assets which maximizes shareholder value.

     On October 4, 2004, Mr. Mondavi resigned as a director of the Company and stated that the reason for his resignation was a result of his disagreement with the current strategy adopted by the board of directors concerning the future direction of the Company and that he believed that the strategic plan recently adopted by the board is contrary to the best interests of the Company and all of its shareholders. A copy of Mr. Mondavi’s resignation letter is included as Exhibit 99.1 to this report.

     Item 8.01. Other Events.

     On October 4, 2004, the Company issued a press release announcing the resignation of R. Michael Mondavi as a director. A copy of the press release is included as Exhibit 99.2 to this report.

     Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No	Description

99.1	Letter of resignation of R. Michael Mondavi

99.2	Press release dated October 4, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Robert Mondavi Corporation

Date: October 4, 2004	By: Name: Title:	/s/ Michael K. Beyer Michael K. Beyer Senior Vice President and General Counsel